EXHIBIT 10.1

PRIVATE AND CONFIDENTIAL

Our Ref : CS/MME/IPH/GWISCOP15175-145326028C/rk/cl
CARM   : 150519

29 June 2015

TOR MINERALS (M) SDN BHD
4 1/2 Miles, Lahat Road,
30200 Ipoh,
Perak.

Dear Sirs,

Banking Facility(ies) (“Facilities”)
Customer No. 383-136280

We have reviewed your Facilities and agree to continue providing you the Facilities as revised below for a further period subject to the terms and conditions herein, in the Schedule and the Annexures (collectively, “the Facilities Offer Letter”)..

The Facilities are subject to review at any time, in any event by June 2016.

The Facilities are subject always to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand. Other terms herein also apply which may allow the Bank to cease providing the Facilities to you.

Facilities		Limit (RM)

Overdraft		500,000.00
Term Loan 1		*874,999.79
Term Loan 2		*3,749,769.60
Bank Guarantees		500,000.00

Import/Export Line# consisting of:-

•   Documentary credits

•   Bankers Acceptance Import

•   Bankers Acceptance Export

•   Export Credit Refinancing Scheme (Pre Shipment)

•   Export Credit Refinancing Scheme (Post Shipment)

•   Loans Against Imports

•   Foreign Currency Loans against Imports

	[Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days]	10,460,000.00 (10,460,000.00) (10,460,000.00) (5,000,000.00) (10,460,000.00) (5,000,000.00) (10,460,000.00) (5,000,000.00)
Total Gross Foreign Exchange Contract Limit (inclusive of marked-to-market losses incurred from time to time)		5,000,000.00

#      This Combined Limit applies to each facility within this Line subject to total utilisation of this Line not exceeding the Combined Limit at any one time.

*       Outstanding principal sum as at date hereof.

The Facilities are also granted subject to satisfactory conduct of your current accounts in accordance with guidelines issued by Bank Negara Malaysia and/or policies of the Bank or other financial institutions you have current accounts with from time to time.

If there is any breach which may subject any of your current accounts (be it with the Bank or other financial institution) to closure, the Bank shall have the right to recall the Facilities.  This is notwithstanding that your current account(s) with the Bank whether held solely or jointly with others are conducted satisfactorily.

The Bank may rely on information furnished by the Credit Bureau established by Bank Negara Malaysia for information whether any or you current accounts have become liable to closure.

Reliance by the Bank on such information shall not subject it to any liability to you or other parties should there be inaccuracy in such formation unknown to the Bank.

To signify understanding and acceptance of the Facilities and its terms and conditions, please arrange for your authorized signatories to sign this Facilities Offer Letter in accordance your company’s board resolution or your partnership resolution (or other similar authorization) (where and whichever is applicable), a certified true copy of which is to be given to the Bank together with the required documents (please refer to First Schedule Part C) and payment of the Facilities Arrangement Fee of RM530.00 (inclusive of Goods and Services Tax) when returning the duly accepted Facilities Offer Letter to the Bank on or before 29 July 2015, otherwise this offer will lapse unless the Bank in its discretion agrees to extend the offer period.  Please note that we reserve the right to withdraw the offer at any time prior to receipt of the acceptance.

We are pleased to be of assistance to you and look forward to the development of the mutually beneficial and lasting banking relationship including your open and/or maintaining your main working capital / operating account with us.  Should you have any query, please do not hesitate to contact our Lim Jit Foo at telephone no. 05-208 3846.

Yours Faithfully,

For and on behalf of

HSBC Bank Malaysia Berhad

Relationship Manager

FIRST SCHEDULE

PART A

(an integral part of this Facilities Offer Letter)

Purpose of the Facilities:

                      Overdraft

                      Working capital requirements.

                      Term Loan 1

                      To finance upgrading of existing production line and capex.

                      Term Loan 2

                      To support the Group capex of approx RM 9,045,000.00 to increase efficiency and production capacity which will invariably increase import/export bills business.

                      Bank Guarantees

                      For issuance of security deposit-/tender-/performance- bonds and other guarantee requirements related to your business.

                      Import Line

                      To finance your imports and domestic purchases.

                      Export Line

                      To finance your exports and domestic sales.

                      Export Credit Refinancing Scheme (Pre/Post Shipment)

                      Pre-shipment ECR – as working capital for production of eligible goods for export.

                      Post-shipment ECR – to finance export sales of eligible goods on credit terms upon shipment.

                      Total Gross Foreign Exchange Contract Limit

                      (inclusive of marked-to-market losses incurred from time to time)

                      Spot and forward foreign exchange contracts to hedge against fluctuations in foreign exchange rates for the Customer’s trade-related and other permitted transactions as the Bank may agree to, subject to any restrictions under prevailing Foreign Exchange Administration Rules.  The Bank reserves the right to require Customer to provide satisfactory documentary evidence of the underlying financing arrangement including any variation or termination of the same.

The Bank shall have no obligation to monitor or ensure the usage of the Facilities for their stated purpose(s). It shall have the right to recall the Facilities if not used for the purpose(s) stated.

[end of Part A]

FIRST SCHEDULE

PART B

(an integral part of this Facilities Offer Letter)

Existing Security  :

a)             First Party Charge

(all monies first legal charge)

Title particulars : HS (D) KA 1376/75, Lot No. 70808 and HSD (D) KA 1377/75, Lot 70809, Mukim Ulu Kinta,

District of Kinta, Perak

Description of property : Factory cum Office

b)            Debenture (all monies):

Fixed and floating charge over all assets of the Customer.  It is presently stamped for RM22,500,000.00.

c)             Letter of Awareness:

From Tor Minerals International

d)             Letter of Awareness:

From Tor Minerals International.   Letter of Awareness of total increase facilities granted to TOR Minerals (M) Sdn Bhd from TOR Minerals International.

e)             General Security Agreement:

From Tor Minerals (M) Sdn Bhd

f)             Blanket Counter Indemnity:

From : TOR Minerals (M) Sdn Bhd

g)             Letter of Undertaking

From Tor Minerals (M) Sdn Bhd undertakes not to
declare or pay any dividend without the prior
consent of the bank.

h)             Letter of Undertaking

From Tor Minerals (M) Sdn Bhd undertakes to upstamp the debenture whenever required by the Bank.

i)              Letter of Undertaking

From Tor Minerals (M) Sdn Bhd undertakes not to lend to related companies.

j)              Co-Lenders’ Agreement

Between RHB Bank Bhd and HSBC Bank Malaysia Bhd to rank pari passu.

k)             Letter of Confirmation

To RHB Bank Bhd for its additional
stamping to rank subsequent to the
original stamping.

l)              Letter of Consent From RHB Bank Bhd allowing the Bank to rank Pari Passu for additional facilities.

m)           Security Sharing Agreement:

Security Sharing Agreement between RHB Bank Bhd, HSBC Bank (M) Bhd, RHB Bank Bhd
Labuan & HSBC Bank (M) Bhd Labuan.

Further Security

If at any time the Bank shall consider that the securities for the Facilities as described in First Schedule (Part B) are insufficient or further securities are required, the Customer shall within 14 days from the date of the Bank’s notice requiring the Customer to do so, provide such security or further security as the Bank shall require, whether in cash or otherwise, of such value and for such tenure as the Bank shall specify.  In the event the Customer fails to provide such security within the time stipulated, the Bank shall have the right to require repayment on demand or to decline to continue to make available or to withdraw the Facilities or any part thereof.

Pari Passu Ranking of Security (where applicable)

If more than one charge over property or debenture are created over the same asset(s) n favour of the Bank and HSBC Amanah Malaysia Berhad respectively, such charges or debentures shall rank pari passu and rateably in all respects with each other, without preference or priority.  A certificate signed by an officer of the Bank enforcing the security as to the amount and distribution of the realized proceeds between the two banks shall be conclusive and binding the Customer and the security provider (if applicable) save for manifest error.

Security Sharing (where applicable)

In the event that the security(ies) listed under Security above is utilized by the Customer and/or the security provider towards securing any facilities which now vest with HSBC Amanah Malaysia Berhad thereby creating a shared security, the Customer and/or the security provider hereby acknowledge that the Bank and HSBC Amanah Malaysia Berhad will both have the right to recourse to the shared security in the manner prescribed in the Security Sharing Agreement to be executed between the Bank and HSBC Amanah Malaysia Berhad.  The Customer and/or the security provider further agree to the appointment of HSBC Bank Malaysia Berhad as the Security Agent for the purpose of carrying out its functions as prescribed in the said agreement.

Standby Letters of Credit / Bank Guarantees / Counter-Guarantees / Indemnities / Counter-Indemnities and other forms of Payment Undertaking issued by banks in the People Republic of China is/are taken as security for the Facilities (where applicable)

The Customer acknowledges and understands that the laws, regulations and guidelines of the People’s Republic of China (“PRC”) are applicable in the relation to standby letters of credit, bank guarantees, counter-guarantees, indemnities, counter-indemnities and any other forms of payment undertakings issued by banks and financial institutions in PRC as security for the Facilities.

The Customer represents, declares and undertakes that the entry into and performance by the Customer of, and the utilization of any of the Facilities or use of proceeds drawn under, this Facilities Offer Letter do not and will not conflict with any laws, regulations or guidelines applicable to the Customer (including without limitation (i) those in force in the PRC and Malaysia and (ii) those relating to economic sanctions, anti-bribery/corruption, anti-money laundering and anti-terrorist financing).  The above representation and declaration is deemed to be made by the Customer by reference to the facts then existing on each day during the subsistence of this Facilities Offer Letter.

The Customer further agrees that nothing herein shall prejudice or affect the Bank’s right to suspend, withdraw or make demand in respect of the whole or any part of the Facilities at any time.  By accepting this Facilities Offer Letter, the Customer expressly acknowledges that the Bank may suspend, withdraw or make demand for repayment of the whole or any part of the Facilities at any time whether or not the above representation / declaration is true and whether or not the Customer is in compliance with the above undertaking

[end of Part B]

.

FIRST SCHEDULE

PART C

(An integral part of this Facilities Offer Letter)

Representations and warranties:

  The Customer and where applicable, any companies within the Customer’s group are in compliance with all applicable environmental laws, regulations and guidelines (‘environmental laws’) in force from time to time in the place(s) where the Customer’s business and where applicable, companies within your Customers group is/are conducted.

  Where the Facilities include an Import/Export Line, you are in compliance with the Strategic Trade Act 2010 and undertake to obtain and/or ensure the continuing validity of the relevant permit(s) and/or broker registration certificate where required under the said Act prior to each utilization of the Import/Export Line.

Positive Covenants:

The Customer herby covenants and agrees that it shall:

  Inform the Bank regarding any management structure change/change in the composition of the Board/major shareholders in the Customer’s business.

  submit two (2) signed/certified copies of the Customer’s next set of audited accounts, and if the Bank’s review date is more than six (6) months from the end of the Customer’s last financial period, the Customer is also required to submit two (2) copies of its latest updated management accounts before the review date mentioned above or whenever so requested by the bank.

  Inform the Bank of any significant internal or external business developments which may affect the financial position of your business.

  Ensure that audited financial statements submitted to the Bank shall be by external audit firms/partners acceptable to the Bank. The Bank shall have the right to require engagement of alternative external audit firms/partners if otherwise not acceptable, without assigning reason therefore.

  Ensure that the trade debts due from the holding company/any related company must not exceed 25% of the total annual turnover OR RM10,000,000.00 whichever is lower at the close of every financial year.

  Ensure not to lend to related companies, (CA Chemical is currently a dormant company).

  Maintain Facility Utilization Ratio at 70%.

  Inform the Bank if there any adverse findings/comments by the Department of Environmental/Atomic Energy License Board/relevant approval authorities relating to the company operation.

  Ensure that utilization of all trade-related facilities are restricted to the preapproved buyers / suppliers counterparties (subject to any subsequent review by the Bank at its sole discretion).  We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of these facilities):-

Financial Covenants:

The Customer covenants that, so long as part of its indebtedness or facilities remains unpaid, it shall not without the prior written consent of the Bank:

1.     Permit the ratio of total external borrowings to tangible net worth (hereinafter known as “Gearing Ratio”) calculated annually in accordance with the formula below, to exceed 1.5 times.

Formula:

External Gearing  =               Total External Borrowings*

                                     Tangible Net Worth**+ Minority Interest

*Total External Borrowings = Overdraft + Trade Finance + Bank Borrowings + Other Borrowings + HP or Leasing + Convertible Bonds (Notes) + Redeemable Preference Shares

**Tangible Net Worth = Ordinary Shares + Non-redeemable Preference Shares + Share Premium + Retained Earnings + Reserves + Proprietary or Partners Funds – Treasury Stock – Intangibles.

2.     Declare or pay any dividends (including stock dividends) or carry out other forms of distribution of profits.

Documents Required:

1.      Board or Partnership Resolution (whichever is applicable)

A suitable board or partnership resolution (or similar corporate authorization) from the Customer authorizing:-

(i)                The negotiation and acceptance of the Facilities;

(ii)               The creation of the security(ies) listed in First Schedule (Part B) in favour of the Bank;

(iii)              The provision of cash cover/margin on demand by the Bank to cover documentary credits, bank guarantees, performance bonds issued by the Bank;

(iv)              Person(s) authorized to sign and accept on behalf of the Customer, this Facilities Offer Letter, the security documents and all other documents as may be required by the Bank;

Conditions precedent

The Facilities shall only be available for drawing or utilisation if:

  no misrepresentation or breach of warranty made to the Bank express or implied has occurred;

  all fees, costs and expenses due and payable under the Facilities or under any of the Security Documents shall have been fully paid and settled;

  no Event of Default and no event which with the giving of notice or lapse of time would constitute an Event of Default shall have occurred or is continuing;

  the Bank shall have received all documents, opinions, certificates, or evidence of authorisations as it shall require;

The conditions precedent are for the sole benefit of the Bank, who may waive their compliance without prejudice to its rights herein or in any Security Document.

Waiver shall not preclude us from demanding that any waived provision be complied with or remedied subsequently. Waiver of a condition precedent shall not mean waiver of any other condition precedent or term.

Revision/Cancellation of Facilities:

Please not that the Facilities may be revised and/or cancelled by the Bank in its absolute discretion through cancellation of unutilized limits and/or early settlement requested by the Bank, without discharging any of the Customer’s liabilities in respect of the same, and the revision/cancellation shall take effect upon notice to the Customer or upon the effective date stated in the notice to the Customer.

[end of Part C]

Customer’s Acknowledgments/acceptance

To: HSBC BANK MALAYSIA BERHAD (Company No. 127776-V) (“the Bank”)

We have viewed the terms of this Facilities Offer Letter (including the Schedule and Annexures) and agree to the terms thereto.

We acknowledge that notwithstanding anything to the contrary herein contained and whether it is prior to the time for annual review, the Facilities may be reviewed at any time and are subject to the Bank’s overriding right of suspension, withdrawal and repayment on demand, as well as the right to call for cash cover or other acceptable security on demand (which shall be in addition, and not subject o, any similar right stipulated for any of the Facilities).  Nothing contained in this Facilities Offer Letter shall be deemed to impose on the Bank any obligation to make or to continue to make available the Facilities or any advances thereunder to us.  We also acknowledge that in the event of a recall of an overdraft facility, we shall be obliged to immediately fund our overdraft account with sufficient funds to meet any un-presented cheques still in circulation and that the Bank is under no obligation whatsoever to issue any notices or requests to us to do so.  Any failure on our part to do so will entitle the Bank to reuse payment on such cheques, for which the Bank shall not be liable to us in any way whatsoever.

We confirm our acceptance of the Facilities and that the Bank’s agreement to provide us with the Facilities will not contravene the provisions of (a) Section 47 of the Financial Services Act 2013 read with BNM’s Guidelines on Credit Transactions and Exposures with Connected Parties, and (b) Section 83 of the Banking Ordinance of the Hong Kong Special Administrative Region (collectively the “Prohibitions”).

We acknowledge the Bank’s right to recall the Facilities in the event of any contravention of the Prohibitions.

We further agree that the Facilities Offer Letter embodies in writing all the terms for the Facilities to be granted to us and hereby confirm that ay warranties, promised, representations or collateral agreements that may have been made to us, orally or otherwise by the Bank in the course of the pre-contractual negotiations which have not now been included in this Facilities Offer Letter shall hereafter be deemed to have lapsed and not legally binding upon the Bank nor shall it be raised as defence or to support any claim by us in any legal proceedings.

We are responsible for assessing the terms in this Facilities Offer Letter and Facilities and shall seek our own independent legal advice on them.

We acknowledge that we will be opening and/or maintaining our main working capital / operating account with the Bank.

If we decide to hedge any exposure related to the Facilities herein, we will first discuss with the Bank and give the Bank the opportunity to match any other offers.

We undertake that all our FEX transactions shall be to hedge underlying trade transactions and other permitted purposes, and not for speculative purposes.

Our FEX transactions shall be in compliance with Malaysian Foreign Exchange Administration Rules and supported by appropriate documentation which may be required by the Bank.

We acknowledge that where we enter into any FEX transaction, we shall do so in reliance only upon our own judgment and assessment and obtain our own independent advice and not in reliance on any advice of the Bank or its personnel in accordance with Section 7 of IFEMA terms.

To: HSBC AMANAH MALAYSIA BERHAD (Company No. 807705-X)

Debiting of Accounts with HSBC Amanah Malaysia Berhad

If we have current or deposit account(s) with HSBC Amanah Malaysia Berhad (“HSBC Amanah”), we irrevocably authorise HSBC Amanah to debit our HSBC Amanah account(s) and pay such proceeds to the Bank for any amount due from us the Bank hereunder even if such debiting causes an overdrawn position, or any existing Cash Line-i or other relevant facility limit to be exceeded, due to insufficient funds in our HSBC Amanah account(s), and we agree to bear the financial consequences of such overdrawing or excess according to the terms and conditions imposed by HSBC Amanah.  We acknowledge that the manner of debiting shall be in accordance with HSBC Amanah’s Generic Terms & Conditions applicable to the relevant account.

Agreed and accepted by:-

..............................................................................

Authorised signatory (ies)

Date.....................................................

ANNEXURE I

SPECIFIC TERMS APPLICABLE TO A FACILITY

(an integral part of the Facilities Offer Letter)

Overdraft

Interest

  Interest is charged at 1.25% per annum at daily rests above the Bank’s Base Lending Rate (presently at 6.85% per annum). The effective rate is therefore presently 8.10% per annum subject to fluctuations at our absolute discretion.

  Interest will be payable monthly, to the debit of the Customer’s current account on every 26th day of the month, or as otherwise stipulated by the Bank.

  In the event the approved limit is exceeded, or if the Bank has demanded repayment of the overdraft, additional interest will be charged at one per centum (1%) per annum, or such other higher rate determined by the Bank from time to time, above the applicable rate of interest of the overdraft on the excess amount, or the amount outstanding and unpaid after demand for repayment, as the case may be.

  The additional interest shall accrue from day to day and may be debited to your current account but this shall not oblige the Bank to allow or continue to allow any excesses on your overdraft or shall be without prejudice to any right or remedy of the Bank arising upon demand for repayment, as the case may be.

  Interest due shall be capitalised and added for all purposes to the principal sum, and bear interest at the relevant applicable rate, notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship.

Commitment Fee

A commitment fee of 1.00% per annum will be charged on the unutilised portion of the overdraft facility.

Repayment

The overdraft, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand. This shall be notwithstanding anything to the contrary herein contained and whether it is prior to the time for annual review.

Where the overdraft is recalled, it shall be the Customer’s sole responsibility to immediately fund the Customer’s account without any further notice to the Customer from the Bank to meet any un-presented cheques in circulation to avoid such cheques being returned for lack or insufficiency of funds. In the event the Customer fails to do so, the Bank shall be entitled to refuse to honour any such cheques still in circulation and shall not incur any liability to the Customer whatsoever.

Term Loan

Term Loan remains subject to all terms and conditions contained in the prior documentation.

 Documentary Credit

DC Opening Charges

At the Bank’s prevailing rates, currently at 0.10% for each month or part thereof (minimum RM200-00).

Where a bill under a Documentary Credit is drawn at usance, in addition to the above, an opening charge on usance period of 0.10% is levied on the amount of the Documentary Credit for each month or part thereof.

The facility is subject to our right to call for cash cover/cash margin on demand for prospective and contingent liabilities under the documentary credits issued/to be issued by us.

The facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand.  This shall be notwithstanding anything to the contrary herein contained in the Facilities Offer Letter and whether it is prior to the time for annual review.

Bankers Acceptance

Availability

The Bank may, at our sole and absolute discretion, refuse to allow drawings under this Bankers Acceptance facility if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet the Bank’s operational requirements in respect of this Bankers Acceptance facility.

Commission

Bankers Acceptance (BA) commission is charged at 1.25% per annum subject to fluctuations at the Bank’s discretion.

Interest

Interest will be charged at a rate quoted by the Bank for the respective tenor at the time of discounting. Quotations are obtainable on request.

Sales proceeds of all BAs financed must be credited to your current account to meet payments on maturing BAs. Notwithstanding this, all BAs drawn must be paid on their respective maturity dates and if there is default in such payment, the matured BAs will be charged at:-

i)       the maximum interest margin plus penalty (if any) prescribed by Bank Negara Malaysia from time to time; or

ii)      the original discount rate plus a late payment fee of 1.00%; or

iii)     the prevailing BA discounting rate plus a late payment fee of 1.00% effective on the day the BA goes into past due; or

iv)     1.00% per annum over the Bank’s then prevailing Base Lending Rate, plus a late payment fee of RM150.00;

whichever is the highest, for the period overdue.

Procedures for accepting or discounting BAs will be subject to the conditions and guidelines laid down from time to time by Bank Negara Malaysia or other statutory bodies.

This facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment of demand.  This shall be notwithstanding anything to the contrary herein contained in this Facilities Offer Letter and whether it is prior to the time for annual review.

Loans Against Imports

Availability

The Bank may, at our sole and absolute discretion, refuse to allow drawings under this Loans Against Imports facility if the drawee is considered by us to be unacceptable and/or if the transaction in question does not meet our operational requirements in respect of this Loans Against Imports facility.

Interest

Interest is charged at 1.25% per annum at daily rests above our Base Lending Rate (presently at 6.85% per annum).  The effective rate is therefore presently at 8.10% per annum subject to fluctuations at the Bank’s absolute discretion and payable upon maturity of any bills drawn by us and accepted by the Customer on all goods covered by the Loan Against Imports by debiting the Customer’s account with all sums due to the Bank.

Additional Interest on Overdue Bills

  In the event of late payment of bills, additional interest on the amount overdue will be charged at an additional 1.00% per annum over the prescribed interest rate, levied from due date until the date of payment.

  All interest due shall be capitalised and added for all purposes to the principal sum and bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason.

The facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand.  This shall be notwithstanding anything to the contrary herein contained in these Facilities Offer Letter and whether it is prior to the time for annual review.

Foreign Currency Loans Against Imports (FCY LAI)

Availability

The Bank may, at its sole and absolute discretion, refuse to allow drawings under this Foreign Currency Loans Against Imports facility if the drawee is considered by the Bank to be unacceptable and/or if the transaction in question does not meet the Bank’s operational requirements in respect of this Foreign Currency Loans Against Imports facility.

Interest and repayment

Interest on FCY LAI will be charged at 1.75% per annum above the Bank’s funding cost of the relevant currency, and payable upon maturity of all bills drawn by us and accepted by the Customer on all goods covered under a Trust Receipt by debiting the Customer’s foreign currency account or the Customer’s Ringgit current account (at the prevailing foreign exchange rates) with all sums due to the Bank. Interest is calculated on a 360 or 365 day year as per the norm for the relevant particular currency.

In the event of late payment, additional interest on the amount overdue will be charged at an additional [1.00%] per annum over the applicable interest rate, levied from due date until the date of payment.

Commission in lieu of Exchange

  Commission in lieu of Exchange of 0.10% (maximum of MYR500) will be levied for same currency settlement at the point of financing under a FCY LAI and/or at the point of payment of a FCY LAI using the Customer’s FCY deposits.

  The FCY LAI financing is made available to the Customer at the Customer’s request and the Customer will be responsible to bear the exchange risk for the life of the FCY LAI.

Early settlement

Premature settlement of the FCY LAI is normally not permitted. If an early retirement of FCY LAI is allowed, an appropriate compensation charge (conclusively calculated by the Bank) will be levied for exchange differences/costs.

The Bank reserves its overriding right to demand for cash cover to cover any shortfall in view of exchange rate factors/variations.

In the event of prepayment, an amount equivalent to the funding loss shall be imposed. If the making of a repayment leaves a residual balance which is not in the Bank’s opinion a marketable amount, the Bank may by notice in writing to the Customer demands immediate repayment of such residue.

This facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand.  This shall be notwithstanding anything to the contrary herein contained in this Facilities Offer Letter and whether it is prior to the time for annual review.

Export Credit Refinancing Scheme (Pre/Post Shipment)

Availability

The Bank may, at its sole and absolute discretion, refuse to allow drawings under this Export Credit Refinancing Scheme (Pre/Post Shipment) facility if the drawee is considered by the Bank to be unacceptable and/or if the transaction in question does not meet the Bank’s operational requirements in respect of this Export Credit Refinancing Scheme (Pre/Post Shipment) facility.

Interest

Interest is charged at 1.00% above Export Import Bank of Malaysia Berhad’s (Exim Bank) funding rate, currently at 3.60% per annum. The effective rate is therefore 4.60% per annum, subject to fluctuations at Exim Bank’s discretion.

Procedures of the ECR Scheme are subject to conditions and guidelines laid down from time to time by Exim Bank.

This facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment of demand.  This shall be notwithstanding anything to the contrary herein contained in this Facilities Offer Letter and whether it is prior to the time for annual review.

Bank Guarantees

Commission

Commission of not less than 0.10% per month (or part thereof) subject to a minimum of RM200.00 shall be charged for the full liability period (inclusive of any claims period and/or limitation of action period) of Guarantees issued.

Content of Guarantees

  All Guarantees issued by us must bear an expiry date and claims period.

  The Bank is at liberty to refuse to issue any particular guarantee which wording and effect is not acceptable to The Bank.

  Amendments made to any Guarantee are for the Bank’s own requirements only. In no case shall the Bank be obliged to advise or assess if any provisions therein are appropriate for the Customer’s purpose in relation to the underlying transaction guaranteed.

Other Conditions

  Guarantees issued to or on behalf of non-residents are subject to foreign exchange administration rules prevailing from time to time.  It shall be the Customer’s responsibility to ensure compliance with any notification/registration requirements, unless the Bank expressly agrees to ensure compliance of the same on the Customer’s behalf.

  Financial Guarantees to be issued favouring non-residents shall be subject to the Customer’s confirmation (which Customer is deemed to give when applying for such Guarantees) that the underlying facility secured is obtained in compliance with the prevailing foreign exchange administration rules.

  Where the Bank agrees to transmit any Guarantee to the beneficiary, it shall be at the applicant’s cost and the Bank shall not be liable for any failure or delay or loss in transit.

  Where the Bank agrees to transmit any Guarantee to the beneficiary, it shall be the Customer’s cost and expense.  The Bank shall not be liable for any failure or delay or loss in transit of the Guarantee.

Payment Terms

  Should there be a claim on any Guarantee by the beneficiary for payment, the Bank may immediately debit the amount payable under such Guarantee from any of the Customer’s accounts with the Bank without reference to the Customer and without being required to first pay on the Guarantee from the Bank’s own funds.  The Customer shall arrange to have funds available therefor.

  The facility remains subject to the Bank’s immediate right to settlement/cash cover on demand, as stated in the terms of the Customer’s Counter Indemnity or Blanket Counter Indemnity (as the case may be) in the event of any claims being made under any Guarantee issued.

  Nothing herein shall require payment on a Guarantee to have been made by the Bank from its own funds before it is entitled to rely on any of its rights.

Release of Customer’s Liability

The Customer shall remain liable to the Bank for each Guarantee until the expiry of one (1) calendar month;-

a)       After the date of return of the Guarantee for cancellation, or

b)       After the date of receipt of a written notification from the beneficiary confirming the Bank is completely discharged from all liabilities under the Guarantee.

Termination at Customer’s Request

At the Customer’s request, the Facility may be terminated with release of applicable security where there are no outstanding liabilities or potential liabilities under any of the Guarantees as determined by the Bank.

The facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment of demand.  This shall be notwithstanding anything to the contrary herein contained in this Facilities Offer Letter and whether it is prior to the time for annual review.

Total Gross Foreign Exchange Contract Limit

(inclusive of marked-to-market losses incurred from time to time)

Utilisation and determination of limit

The Bank reserves the right at its discretion to decide:

  whether or not any utilisation of the facility may be made; and

  to specify further conditions on which utilisation may be made.

The amount of any and each utilisation of the facility or the aggregate amount and value thereof for determining the available limit or if a call for cash cover is required shall be calculated by the Bank, whose calculation shall be conclusive.

Cash cover

  The Bank shall have an overriding right to call for cash cover on demand if in its view a negative foreign exchange position requires such cover, and/ or to close out any or all contracts outstanding at any time, without further reference to you and to demand settlement of the balance due.

  The right to call for cash cover is in addition to and without prejudice to any relevant rights contained in the English Law IFEMA.

Contract forms

FEX transactions are governed by the conditions appearing in and on the reverse of the standard contract form. The Customer agrees to check the same upon receipt, and sign the copy and return it to the Bank forthwith.

Exchange Control Regulations

FEX transactions are subject to applicable Exchange Control Regulations as amended from time to time.

The determination whether the tenure or amount of any FEX transaction is permitted under the Foreign Exchange Administration Rules shall be made by the Bank in good faith, and shall be binding on the Customer. The Bank shall have no liability to the Customer as a result of any determination so made.

Where an FEX transaction is required to be registered with Bank Negara Malaysia (“BNM”), the Customer shall be responsible to register the same (and provide evidence thereof as the Bank may require), unless the Bank had expressly agreed to submit the registration on the Customer’s behalf.

If prior registration/permission is required before entering into a FEX transaction, the Bank may decline to enter into any such FEX transaction if the Customer is unable to furnish such BNM registration/permission to the Bank.

All FEX transactions entered into between the parties shall be to hedge underlying trade transactions and other permitted purposes, and not for speculative purposes.

Either party may electronically record all telephonic conversations and any such tape recordings may be submitted in evidence in any proceedings for any purpose relating to an FEX transaction. Neither party shall be obliged to maintain such recordings for the availability of the other.

Upon request, the Customer shall provide the Bank with documentary evidence of underlying commitments to support the FEX transactions.

This may be required before transacting or at any time prior to the maturity of the FEX transaction, whether the FEX transaction is based on a firm commitment or on anticipatory basis. Satisfactory documentary evidence may also be required where the Customer seeks to cancel or extend any FEX transaction.

The Bank shall have the right to unwind or cancel any FEX transactions immediately if the underlying contract therefore does not materialise, or if satisfactory documentary evidence is not furnished when requested.

Without prejudice to anything herein contained, the Bank reserves the right (and without need for reference to the Customer) to:

  reduce the amount of a FEX transaction where the amount of receipts/payments on the underlying transaction for firm hedges is reduced to less than the amount of the FEX transaction;

  adjust the maturity date of a FEX transaction where the Bank is satisfied that the due or expected date of payment/receipt of the underlying transaction for firm hedges has changed, provided always that the new maturity date does not exceed the period permitted under Foreign Exchange Administration Rule and other relevant rules/laws;

and any differences arising therefrom shall be payable by the Customer and may be debited to the Customer’s current or other accounts notwithstanding that the day originally stipulated for settlement may not have arrived.

The Bank is obliged to report any cancellation of FEX transactions or if it is of the view that the proceeds thereof are not used for the intended purpose or where otherwise required by the BNM under the prevailing Foreign Exchange Administration Rules.

This facility, in accordance with banking practice, is subject to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand.  This shall be notwithstanding anything to the contrary herein contained in this Facilities Offer Letter and whether it is prior to the time for annual review.

English Law IFEMA

In the absence of an executed agreement governing the FEX transactions, the latest published English Law IFEMA terms shall apply. Each utilisation of the Foreign Exchange Contract Limit (whether or not the relevant IFEMA Document has been signed) shall be deemed to be subject to and shall be subject to the English Law IFEMA terms unless the relevant Confirmation/contract specifies to the contrary.

In the event of any conflict between the terms of this facility letter, those of the English Law IFEMA and the standard contracts terms, the terms shall prevail in the following order:-

(a)     the terms of the latest published English law IFEMA (a copy is available on request)

(b)     the terms of this facility letter; and lastly

(c)     the standard contract terms as appearing in a Transaction’s Confirmation (if any).

The Bank shall have the right to set-off from or debit any amount due from any of the Customer’s accounts with the Bank and/or the HSBC Group.

[end of Annexure I]

GENERAL TERMS APPLICABLE TO THE FACILITIES

(an integral part of the Facilities Offer Letter)

Review of Facilities

The Bank may charge a facilities management fee annually (for assessing and tailoring facilities to suit changing requirements of customers) or upon amendment of existing facilities, which charges shall be paid before any of the facilities are utilised and if remaining unpaid shall be debited without further notice to the Customer’s current/disbursement/other account opened by the Bank for the purpose.  Notwithstanding these charges, the Bank reserves the absolute discretion to exercise its remedies provided hereunder and/or whether to grant, vary, restructure, adjust or otherwise modify any facility or its terms, and/or temporary excess or temporary drawing against uncleared effects.

Variation of Terms

Notwithstanding anything to the contrary, the Bank may in its absolute discretion without discharging any of the Customer’s liabilities herein and/or under the security documents vary or add to the terms herein.

Variations include, but are not limited to

  rates of interest (including overdue and excess interest), additional interest commission, commitment fees, and other banking charges (including varying the mode or method of calculating interest, commission or such other charges or otherwise)
  the amount or form of the Facilities granted so as to convert or cancel one or more facility or create two or more facilities comprised in the Facilities (provided always at the applicable rate of interest)

Except for fluctuations to the Base Lending Rate or otherwise expressly provided, variations or additions shall take effect upon notice to the Customer.

Events Of Default

Without prejudice to the Bank’s customary overriding right of suspension, withdrawal and repayment on demand, the Facilities may be immediately suspended or terminated and all sums (including contingent sums) payable on demand in the event:‑

  the Customer defaults in the payment of any sum due under the Facilities (whether installments, interest or otherwise); or

  the Customer has given incomplete, misleading or incorrect material information to the Bank in relation to procuring the provision or continued provision of the Facilities, or the Customer’s account is conducted in an unsatisfactory manner; or

  the Customer fails to observe or perform any of your covenants or obligations to the Bank; or

  any of the Customer’s declarations, representation or warranties shall be untrue or incorrect; or

  the Customer breaches any of the warranties/covenants contained herein or in the security documents; or

  the Customer is unable to pay its debts or suspend payments thereof; or

  a petition is presented and not withdrawn or stayed by an order of Court within a period of thirty (30) days of its presentment or an order is made or resolution passed for the Customer’s winding-up, dissolution or liquidation; or

  the Customer enters into composition or arrangement with or for the benefit of its creditors, or commences a meeting for the purpose of making or proposing and/or entering into any arrangement with or for the benefit of its creditors; or

  a receiver or other similar officer is appointed over the whole or any part of the Customer’s assets or undertaking; or

  the Customer ceases or threatens to cease to carry on business, or disposes or threatens to dispose of the whole or a substantial part of its undertaking or assets; or

  for any reason any guarantee or security given for the repayment of the Facilities shall be challenged, terminated or lapse for any reason whatsoever or if the guarantor or security provider shall be in default under the terms of such guarantee or security or dies or becomes of unsound mind or is wound up or commits any act of bankruptcy or similar thereto; or

  the Customer alleges that all or a material part of these terms or any security document have ceased to be of full force or effect; or

  any of the Customer’s other indebtedness (whether incurred jointly or individually) to the Bank or to HSBC Amanah Malaysia Berhad or any other third party or parties becomes capable in accordance with the relevant terms thereof of being accelerated in repayment or declared due prematurely by reason of the Customer’s default or failure to make any payment in respect thereof on the due date for each payment or if due on demand when demanded or any security for such indebtedness becomes enforceable; or

  where the purpose of the facility is to finance acquisition of property, the Customer or any other party to the sale and purchase agreement commits or threatens to commit a breach of any term, stipulation, covenant or undertaking contained in such agreement, or if a petition is presented for the winding-up of the developer of the property (where applicable) being financed; or

  if the Customer, any security provider or a Related Corporation (as defined in the Companies Acts 1965) is under investigation under the provisions of Part IX of the Companies Act 1965 or any securities legislation and regulations in force from time to time: or in the Bank’s opinion, there is any change or threatened change in circumstances which would materially and adversely affect the Customer’s business or financial condition or ability to perform its obligations under this Facilities Offer Letter or any other agreement with the Bank, including, if the Customer is not listed entity or is a limited liability partnership, any change or threatened change in its single largest shareholder or directors; or

  in the Bank’s opinion, there is any change or threatened change in circumstances which materially and adversely affect the ability of any guarantor or security provider to perform its obligations under any security given to the Bank; or

  if, by reason of any change after the date of this Facilities Offer Letter is applicable law, regulation or regulatory requirement or, in the interpretation or application thereof  of any governmental or other authority charged with the administration thereof it shall become unlawful for the Bank to comply with its obligations herein or to continue to make available Facilities.

The events of default are more comprehensively dealt within the security documentation.

If there are circumstances likely to lead to events of default among other things due to irregularities in the Customer’s financial affairs or your inability to meet its indebtedness to the Bank, it is proposed that the Customer contact the Bank for an early appraisal of your commitment.

Early termination event

If in the Bank’s opinion, circumstances have arisen which materially and adversely affect the reputation of, and/or otherwise bring negative publicity to, the Bank or HSBC Group, by reason of the provision or continued provision of the Facilities, the Bank is entitled to exit the Facilities and to require you to fully pay and discharge all your outstanding obligations under the Facilities within such period of time as stated in the Bank’s written notice to the Customer, failing which the Bank is entitled to call an event of default for non-payment by the Customer.

Other Terms and Conditions

1)             Payment of outgoings for property charged as security (where applicable)

The Customer undertake to forward to the Bank on a regular basis for the Bank’s records, the receipts the Customer receives for payments of quarterly Municipal Assessment and Annual Quit Rent in respect of the property charged.

2)             Availability

                Availability of the Facilities is subject to legal documentation having been completed to the satisfaction of the Bank. If security documentation cannot be perfected for any reason within 3 months of the acceptance date of this Facilities Offer Letter, the Bank reserves the right to withdraw the Facilities offered without further reference to the Customer. In any event, any part of the Facilities not drawn down within 12 months from the date hereof shall be automatically cancelled.

3)             Fees and charges

                The Bank shall charge at its absolute discretion, where applicable, fees as follows:

  Facility Arrangement Fee; and/or

  Facility Management Fee;

                which charges shall be paid before any Facilities is utilised and if remaining unpaid shall be debited without further notice to the Customer’s current/disbursement/other account whether or not opened by the Bank for the purpose. Please refer to the Bank’s standard Tariff and Charges (available for download at www.hsbc.com.my) subject to variation from time to time.  If there is any conflict between the said Tariff and Charges and any fees and charges specifically stated herein, the fees and charges specifically stated herein shall prevail.  (If the Customer is a “small and medium enterprise” within the National SME Development Council’s definition, such fees and charges shall not apply to the Customer.)

                Notwithstanding these charges, the Bank reserves the absolute discretion whether to grant or otherwise any facility, restructuring / adjustment of facility and/or temporary excess or temporary drawing against uncleared effects.

4)            Legal expenses and other charges

                All stamp duty and solicitors’ fees that is payable (assessed on a ‘solicitor and client’ basis) incurred by the bank:

i)                In connection with or incidental to the provision for the Facilities; and/or

ii)               In its enforcement of its rights under any of the Facilities or any security provided;

shall be payable by the Customer.

Such amounts may be debited without prior notice to the Customer’s current or other account(s) or a disbursement/suspense account opened by the Bank for the purpose.

5)            Insurance of property charges as security (where applicable)

                The insurable risks of the Customer’s business and the properties charged or secured to the Bank are to be arranged by the Bank and insured with HSBC Amanah Takaful (Malaysia) Sdn Bhd or the Bank’s other panel insurers.  If the Customer and/or the charger are not agreeable to such insurance with HSBC Amanah Takaful (Malaysia) Sdn Bhd, the Customer is to kindly advise its Relationship Manage or the Bank’s Corporate Credit Administration Department.

If the Customer, or the proprietor, as the case may be, fails to insure or fails to continue to insure the properties, the Bank may but shall not be under any duty to, take up or pay the premium for such insurance and any moneys expended thereto may be debited to any of the Customer’s accounts with the Bank.

6)             Inspection and valuation of property charged as security (where applicable)

Inspection and valuation of any property charged or forming security shall be at least once in every three years by the Bank’s or by a firm on the Bank’s panel of valuers, the cost in connection therewith being for the Customer’s account and such costs or any moneys expended thereto may be debited to any of the Customer’s accounts with the Bank.

7)            Security denominated in foreign currency (where applicable)

In the case of foreign currency denominated security, the rate of exchange to be applied for the conversion of such currency shall be our spot rate of exchange (as conclusively determined by the Bank) for purchasing such currency on the date of settlement and in the event of a shortfall, the Customer will promptly pay to the Bank such additional amount as makes the net amount received by the Bank equal to the full amount payable by the Customer or the security provider, as the case may be.

8)            Withholding or deduction

All payments by the Customer under the Facilities are to be made in immediately available funds free and clear of and without any withholding or deduction for any and all present or future taxes, duties or other such levies.

If the Customer is compelled by law to make any such withholding or deductions, the Customer will pay to the Bank such additional amounts required to enable the Bank to receive the amount which would be payable if no such withholding or deduction had been required.

The Customer shall provide the Bank with evidence that such taxes, duties or other such levies have been paid by forwarding the Bank official receipts within 30 days of payment.

9)             Maintenance of shareholding (applicable if third party security, guarantee and/or letter of awareness is provided by the Customer’s related company)

                The relevant related company of the Customer within the same group of companies shall undertake not to divest its shareholding or any part thereof in the Customer or the security provider or guarantor (as applicable) without first obtaining the Bank’s consent.

10)           Increased costs

                If the effect of any, or a change in any, law or regulation is to increase the cost to the Bank of advancing, maintaining or funding this Facilities or to reduce effective return to the Bank, the Bank reserves the right to require payment on demand of such amounts as the Bank considers necessary to compensate us therefore.

11)           Non-contravention of legislation prohibiting connected party lending

Please note that applicable banking legislation has imposed certain prohibitions on the Bank providing banking facilities to persons related to its officers, directors or employees, and that of its holding company, The Hong Kong and Shanghai Banking Corporation Limited (incorporated in Hong Kong SAR). These are section 47 of the Financial Services Act 2013 (“FSA”) read with the Guidelines on Credit Transactions and Exposures with Connected Parties issued by Bank Negara Malaysia, and also Section 83 of the Banking Ordinance of Hong Kong SAR (collectively, the “Prohibitions”).

In acknowledging/accepting this Facilities Offer Letter, the Customer is to advise the Bank whether the Customer is in any way connected to any of the Bank’s officers, directors or employees, and/or the directors or employees of The Hong Kong and Shanghai Banking Corporation Limited within the meaning of the Prohibitions, and in the absence thereof, the Customer represent it is not so connected.

The Customer is required to immediately advise the Bank in writing should such relationships creating a prohibited lending under the aforesaid Prohibitions be established subsequent to the acceptance of the Facilities.

(Please note that for the purposes of the FSA, “officer” encompasses “any employee of the financial institution” and that “director” and “officer” also includes a spouse, child or parent of a director or officer. The texts and summary clarifications of these Prohibitions will be made available upon request.)

12)          Terms and conditions in other documentation

  Other terms and conditions as contained in the Bank’s legal or security documentation (“Other Documentation”) executed or to be executed by the Customer shall apply.  In the event of any inconsistency between the terms of this Facilities Offer Letter will prevail

  For avoidance of doubt, additional, modified, or other terms and conditions to those stated herein may be advised by the Bank’s solicitors and may be contained in those other documents when formalising such documentation on the Bank’s behalf.

  The Customer is to carefully read and understand all terms and should obtain independent legal advice thereto before signing.

13)          Default/Late Payment Interest not otherwise provided for

Where a specific default, excess or late payment interest rate is not otherwise provided for under the terms of any specific facility, the Bank may charge the following for any payments that are overdue, or if payable on demand, from the date the amount is stated to be due pursuant to such demand:

  For Ringgit-denominated facilities or amounts, or after any amounts due in other currencies are converted to Ringgit 1% per annum above the interest rate applicable for the particular facility, or if none, 3.50% above the Bank’s prevailing Base Lending Rate or such other rate as may be determined by the Bank from time to time.

  For non-Ringgit-denominated facilities or amounts, before the amounts due are converted to Ringgit 1% per annum above the interest rate applicable for the particular facility, or if none, 3.50% above the Bank’s prevailing Cost of Funds (for such tenor as selected by the Bank) or such other rate as may be determined by the Bank from time to time.

Such interest shall be capitalised and added for all purposes to the principal or overdue sum, as the case may be for that facility, and shall bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason and before as well as after judgment.

14)          Priorities

Subject to the provision of the security documents (where applicable), if any amount received or recovered in respect of the Customer’s liabilities hereunder or any part thereof is less than the amount then due, the Bank shall apply that amount to interest, profit, principal or any other amount then due and payable in such proportions and order of priority and generally in such manner as the Bank may determine.

15)          Repayments generally and ascertaining of limits

Unless otherwise provided, interest due shall be capitalised and added for all purposes to the principal sum and shall bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason and before as well as after judgment.

Any amounts of interest or other non-principal sums debited to your accounts which is capitalised shall be not affect the determining whether the principal limit under any security given for the Facilities has been exceeded or not.

16)          Bankers common law rights applicable

The Bank may combine, consolidate or merge all or any of the Customer’s accounts and may set off or transfer any sum outstanding to the credit of any such accounts with the Bank in or towards the satisfaction of any of the Customer’s liabilities under the Facilities.

The Bank may also debit any of the Customer’s accounts in respect of amounts payable under any security documents or security for the Facilities if the security party fails to make any required payments thereunder.

17)          Conclusive evidence

                A certificate signed by an officer of the Bank as to any amount(s) payable hereunder shall be conclusive evidence save for manifest error.

18)          Financial Crime Risk Management Activity

The Bank’s Generic Terms & Conditions (“GTC”) (available at www.hsbc.com.my ) shall apply:

(i)                  GTC Clause 8 on “Financial Crime Risk Management Activity” is incorporated into this Facilities Offer Letter.

(ii)                 GTC Clause 8 is to be read together with GTC Clause 40 on “Definitions”.

(iii)                GTC Clause 8 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on “Amendment of Terms & Conditions” and the prevailing version shall apply to this Facilities Offer Letter.

19)          Collection, Processing and Sharing of Customer Information

                The Bank’s Generic Terms & Conditions (“GTC”) (available at www.hsbc.com.my ) shall apply:

(i)                  GTC Clause 10 on “Collection, Processing and Sharing of Customer Information” is incorporated into this Facilities Offer Letter.

(ii)                 GTC Clause 10 is to be read together with GTC Clause 40 of “Definitions”.

(iii)                GTC Clause 10 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on “Amendment o f Terms & Conditions” and the prevailing version shall apply to this Facilities Offer Letter.

20)          Credit Reporting Agency

You consent to:

(i)       the Bank to carrying out credit checks and obtaining credit reports and information from time to time on the Customer’s business and/or its company and also on any guarantor and security provider; any shareholder (whether direct or indirect, legal or beneficial), director and officer of the Customer, a guarantor and/or a security provider; any partner or member of a partnership; any office-bearer; any signatory; and any other person and/or entity having a relationship to the Customer that is relevant to the Customer’s relationship with the Bank or any other member of HSBC Group (as applicable) (collectively, “Data Subjects”) from the Credit Bureau Malaysia and any other credit reporting agencies registered under the Credit Reporting Agency Act 2010 (as listed on the Bank’s website at www.hsbc.com.my); and

(ii)   the Credit Bureau Malaysia sourcing and retaining information on the Customer’s business and/or its company and all Data Subjects from any available data source, and disclosing to the Bank any such information as may be requested by the Bank.

The Customer warrants that the Customer has been irrevocably authorised by the Data Subjects to give this consent on their behalf.

21)          Tax Compliance

                The Bank’s Generic Terms & Conditions (“GTC”) (available at www.hsbc.com.my ) shall apply:

(i)                  GTC Clause 14 on “Tax Compliance” is incorporated into this Facilities Offer Letter.

(ii)                 GTC Clause 14 is to be read together with GTC Clause 40 on “Definitions”.

(iii)                GTC Clause 14 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on “Amendment of Terms & Conditions” and the prevailing version shall apply to this Facilities Offer Letter.

22)          Conflict & Order of Priority

                The Bank’s Generic Terms & Conditions (“GTC”) (available at www.hsbc.com.my ) shall apply:

(i)                  GTC Clause 32 on “Conflict & Order of Priority” is incorporated into this Facilities Offer Letter.

(ii)                 GTC Clause 32 is to be read together with GTC Clause 40 on “Definitions”.

(iii)                GTC Clause 32 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on “Amendment of Terms & Conditions” and the prevailing version shall apply to this Facilities Offer Letter.

23)          Bearer Shares

If the Customer or a shareholder (whether direct or indirect, legal or beneficial) of the Customer is a company incorporated in a country that permits issuance of bearer shares, the Customer confirms and warrants that neither it nor such shareholder has issued any bearer shares and further undertakes that neither it nor such shareholder will issue or convert any of its shares or such shareholder’s shares (as the case may be) to bearer form without the prior written consent of the Bank, failing which the Bank reserves the right to terminate the banking relationship with the Customer.

24)          Notices

  Any notice demand or request may be given by ordinary or registered post (not being AR registered post) sent to the Customer at its address herein stated or to its last known address and such notice shall be deemed to have been duly served three (3) days after it is posted notwithstanding that it is returned by the postal authorities undelivered.

  Notice as to fluctuation of the Base Lending Rate, variation of interest, commission, fees and all other bank charges may also be effected by a notification of the variation in the periodic statements furnished to the Customer from time to time or by way of an unsigned notice or letter produced by the Bank’s computer or by way of advertisement in any newspaper or by notification at any of the Bank’s premises or in such manner the Bank deems fit and such variation shall take effect from the date stipulated therein.

25)          Payments received to be in gross

                All monies received for the purpose of being applied in reduction of any monies owing to the Bank (whether from payments received or from the realisation of any security or otherwise) shall be treated as payments in gross and not as appropriated or attributed to any specific part or item of the monies owing to the Bank, even if appropriated thereto by any person otherwise purportedly entitled to so appropriate.

26)          Suspense account

                In the advent of any liquidation or analogous thereto, any monies received by the Bank in respect of the Facilities or any security granted may be kept to the credit of a non-interest bearing suspense account for such terms as the Bank deems fit without any obligation in the meantime to apply the same or any part thereof towards settlement of any liabilities due, and the Bank may prove for and agree to accept any distributions in respect of the whole or any part of such money and liabilities in the same manner as if no security had been created.

27)          Remedies concurrent

                The Bank shall have the right to exercise any rights or remedies available to it under this Facilities Offer Letter, any security or otherwise (including pursuing any right of sale or possession) against the Customer or any party providing security for the Facilities concurrently or successively as it may consider appropriate.

28)          Severability

                If any provision herein is or becomes prohibited or unenforceable by law or any applicable regulations, the remaining terms shall remain valid and enforceable and/or continue to be valid and enforceable in any other jurisdiction where the law provides that it is valid.

29)          Exercise of remedies

                The Bank may exercise any right, power or remedy it may have, whether it is stated here or conferred upon it by law even after a delay.

                All rights and powers of the Bank in law or equity are exercisable even if they overlap with any rights and powers in these Terms.

                If the Bank does not act when it is entitled to, that does not mean it:

i)          has agreed to The Customer’s breach; or

ii)         has given up its right; or

iii)        is prevented from acting later.

Where the Bank has expressly waived a default by the Customer, this shall not impair any right, power or remedy of the Bank for any of the Customer’s other defaults, whether occurring prior or subsequent to the waiver.

30)          Interpretation

Unless the context otherwise requires:

  words importing the singular number include the plural and vice versa and reference to any gender includes all genders;

  headings are for ease of reference only and shall not affect construction of the terms herein;

  reference to ‘facility’ shall mean a facility comprised within the Facilities;

  references to "the Bank" in this Facilities Offer Letter shall be understood to refer to HSBC Bank Malaysia Berhad;

  Where the Customer comprises two (2) or more persons, whether in partnership or otherwise, all covenants and terms shall be made by and be binding upon them jointly and severally.

31)          Governing law

                Except where expressly provided otherwise for any facility, the terms herein shall be governed by and interpreted in accordance with the laws of Malaysia and the parties agree that the Malaysian courts shall have non-exclusive jurisdiction. The parties irrevocably waive any assertion of forum non conveniens to resolution of dispute in the Malaysian courts.

32)          Successors and assigns

                This letter shall be binding upon your heirs estate personal representatives and successors in title and on the successors in title and assigns of the Bank. The Customer shall not assign any of its rights or obligations hereunder. Unless expressly agreed otherwise by the Bank, the Bank may assign or transfer all or any part of our rights, benefits and/or obligations under this Facility Offer Letter or in respect of any of the facilities, and any security provided thereto, to any person by delivering to the Customer a notice in writing, or where required, by entry into more formal agreements (which the Customer hereby agrees to execute if so requested by the Bank).  Such transfer shall take effect as from the effective date specified in the notice or agreement and we shall thereafter be released from such rights, benefits and/or obligations.

33)          Time is of the essence

                Time is of the essence but no failure or delay on the Bank’s part to exercise any power, right or remedy hereunder shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any such power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.  The powers, rights and remedies hereby provided are cumulative and not exclusive of any powers, rights or remedies provided by law.

34)          Security by credit balances

                Where the Facilities are secured  by credit balances in the Customer’s account(s) with the Bank, if the Facilities are extended beyond the expiry/maturity date of the account(s) (such account(s) being a deposit, safekeeping or investment with a stated expiry or maturity, howsoever described) such account(s) may be renewed or extended automatically for such tenure to be agreed by the parties, or in the absence of mutual agreement, at the decision of the Bank, each time it falls due and will remain as continuing security for so long as the Facilities shall remain unpaid.

35)          Debiting of accounts held with the Bank for financing under the Import/Export Line

                On the maturity date of each financing under the Import/Export Line, the Bank will debit the Customer’s current account with the full amount due to the Bank in respect of each such financing, without reference to the Customer

                The Bank reserves the right at its absolute discretion to debit the full amount of each financing before their respective maturity dates together with any bank charges from any of the Customer’s accounts with the Bank without reference to the Customer.

36)          Amendments

                No amendment modification termination or waiver of any provision of the Facilities Offer Letter nor consent to any departure by the Customer therefrom shall be effective unless the same shall be in writing and signed or executed by the Bank and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given unless expressly stated otherwise in the written notice.  No notice to or demand on the Customer in any case shall entitle the Customer to any other further notice or demand in similar or other circumstances.

37)          Governmental and Other Approval, Authorities, Licenses and Consents

                The Customer shall obtain and maintain in full force and effect all governmental and other approvals, authorities, licenses and consents required in connection with the Facilities and shall do or cause to be done all other acts and things necessary, or desirable for the performance of all the Customer’s obligations pursuant to this Facilities Offer Letter.

38)          Goods and Services Tax

If any goods and services tax (“GST”, which expression shall include any tax of a similar nature that may be substituted for it or levied in addition to it)  is chargeable by law on any amount paid, transferred or received, or payable, transferable or receivable hereunder, by whatever name called, the Customer shall promptly pay such GST and shall fully indemnify the Bank against such payment or liability (together with any interest, penalty, cost or expenses payable or incurred thereon) if the Bank is required by law to collect and make payment in respect of such GST.  The Bank may apply all or part of the balance standing to the credit of any of the Customer’s account(s) in or towards the discharge of any amount so payable by the Customer to the Bank.

[end of Annexure II]

Customer’s acknowledgment/acceptance

We have viewed the foregoing terms of this Letter including the Annexure(s) and agree to the terms thereto.

We acknowledge that notwithstanding anything to the contrary herein contained and whether it is prior to the time for annual review the Facilities may be reviewed at any time and are subject to the Bank’s overriding right of suspension, withdrawal and repayment on demand, as well as the right to call for cash cover or other acceptable security on demand (which shall be in addition, and not subject to, any similar right stipulated for any of the Facilities). Nothing contained in this Letter shall be deemed to impose on the Bank any obligation to make or to continue to make available the Facilities or any advances thereunder to us. We also acknowledge that in the event of a recall of an overdraft facility, we shall be obliged to immediately fund our overdraft account with sufficient funds to meet any un-presented cheques still in circulation and that the Bank is under no obligation whatsoever to issue any notices or requests to us to do so.  Any failure on our part to do so will entitle the Bank to refuse payment on such cheques, for which the Bank shall not be liable to us in any way whatsoever.

We confirm our acceptance of the Facilities and that the Bank’s agreement to provide us with the Facilities will not contravene a) the provisions of Section 62 of the Banking and Financial Institutions Act 1989 read with BNM's Guidelines on Credit Transactions and Exposures with Connected Parties, and b) Section 83 of the Banking Ordinance of the Hong Kong Special Administrative Region (‘Prohibitions’).

We acknowledge the Bank’s right to recall the Facilities in the event of any contravention of the said Prohibitions.

We further agree that your Letter embodies in writing all the terms for the Facilities to be granted to us and hereby confirm that any warranties, promises, representations or collateral agreements that may have been made to us, orally or otherwise by you in the course of the pre-contractual negotiations which have not now been included in this Letter shall hereafter be deemed to have lapsed and not legally binding upon you nor shall it be raised as a defence or to support any claim by us in any legal proceedings.

We are responsible for assessing the terms in this Letter and the Facilities and shall seek our own independent legal advice on them.

We acknowledge that we will be opening and/or maintaining my/our main working capital / operating account with you.

It shall be our sole responsibility to register any foreign currency facility granted where it is required to be registered with the Controller of Foreign Exchange before drawdown, in accordance with the Exchange Control Notices. Where we propose to make any prepayments for any foreign currency facility before its due date, it shall be our sole responsibility to register such prepayments with the Controller of Foreign Exchange where required by the Exchange Control Notices.

We undertake that all our FEX transactions shall be to hedge underlying trade transactions and other permitted purposes, and not for speculative purposes. Our FEX transactions shall be in compliance with Malaysian Exchange Control Regulations and supported by appropriate documentation which may be required by the Bank. We acknowledge that where we enter into any FEX transaction, we shall do so in reliance only upon our own judgment and assessment and obtain our own independent advice and not in reliance on any advice of the Bank or its personnel in accordance with Section 7 of IFEMA terms.

We also confirm that the securities list attached to the letter of offer is correct.

.s/s Olaf Karasch

OLAF KARASCH.

Authorised signatories and Company’s Chop

Date:  August 24, 2015